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                         AGREEMENT AND PLAN OF MERGER

                             Dated August 10, 1999

                                 By and Among

                               RAZORFISH, INC.,

                             RAY MERGER SUB, INC.

                                      And

                    INTERNATIONAL INTEGRATION INCORPORATED

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                               TABLE OF CONTENTS
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ARTICLE I THE MERGER.......................................................................................       1
     SECTION 1.01. The Merger..............................................................................       1
     SECTION 1.02. Closing.................................................................................       2
     SECTION 1.03. Effective Time..........................................................................       2
     SECTION 1.04. Effects of the Merger...................................................................       2
     SECTION 1.05. Certificate of Incorporation and By-laws................................................       2
     SECTION 1.06. Board of Directors and Officers.........................................................       2

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
             CONSTITUENT CORPORATIONS;  EXCHANGE OF
             CERTIFICATES..................................................................................       3

     SECTION 2.01. Effect on Capital Stock.................................................................       3
                   (a) Capital Stock of Sub................................................................       3
                   (b) Cancellation of Treasury Stock and Razorfish-Owned Stock............................       3
                   (c) Conversion of i-Cube Common Stock...................................................       3
                   (d) Anti-Dilution Provisions............................................................       3

     SECTION 2.02. Exchange of Certificates................................................................       3
                   (a) Exchange Agent......................................................................       3
                   (b) Exchange Procedures.................................................................       4
                   (c) Distributions with Respect to Unexchanged Shares....................................       4
                   (d) No Further Ownership Rights in i-Cube Common Stock..................................       5
                   (e) No Fractional Shares................................................................       5
                   (f) Termination of Exchange Fund........................................................       5
                   (g) No Liability........................................................................       6
                   (h) Investment of Exchange Fund.........................................................       6
                   (i) Lost Certificates...................................................................       6

ARTICLE III REPRESENTATIONS AND WARRANTIES.................................................................       6

     SECTION 3.01. Representations and Warranties of i-Cube................................................       6
                   (a) Organization, Standing and Corporate Power..........................................       6
                   (b) Subsidiaries........................................................................       7
                   (c) Capital Structure...................................................................       7
                   (d) Authority; Noncontravention.........................................................       8
                   (e) SEC Documents; Undisclosed Liabilities..............................................       9
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                   (f) Information Supplied..............................................................      10
                   (g) Absence of Certain Changes or Events..............................................      10
                   (h) Litigation........................................................................      11
                   (i) Compliance with Applicable Laws...................................................      11
                   (j) Absence of Changes in Benefit Plans...............................................      11
                   (k) ERISA Compliance..................................................................      12
                   (l) Taxes.............................................................................      13
                   (m) Voting Requirements...............................................................      15
                   (n) State Takeover Statutes...........................................................      15
                   (o) Accounting Matters................................................................      15
                   (p) Brokers...........................................................................      15
                   (q) Opinion of Financial Advisor......................................................      15
                   (r) Intellectual Property; Year 2000..................................................      15
                   (s) Certain Contracts.................................................................      16
                   (t) Customer..........................................................................      16

     SECTION 3.02. Representations and Warranties of Razorfish and Sub...................................      16
                   (a) Organization, Standing and Corporate Power........................................      17
                   (b) Subsidiaries......................................................................      17
                   (c) Capital Structure.................................................................      17
                   (d) Authority; Noncontravention.......................................................      18
                   (e) SEC Documents; Undisclosed Liabilities............................................      19
                   (f) Information Supplied..............................................................      20
                   (g) Absence of Certain Changes or Events..............................................      20
                   (h) Litigation........................................................................      21
                   (i) Compliance with Applicable Laws...................................................      21
                   (j) Absence of Changes in Benefit Plans...............................................      22
                   (k) ERISA Compliance..................................................................      22
                   (l) Taxes.............................................................................      23
                   (m) Voting Requirements...............................................................      24
                   (n) Accounting Matters................................................................      24
                   (o) Brokers...........................................................................      24
                   (p) Opinion of Financial Advisor......................................................      25
                   (q) Intellectual Property; Year 2000..................................................      25
                   (r) Certain Contracts.................................................................      26
                   (s) Interim Operations of Sub.........................................................      26
                   (t) Customers.........................................................................      26

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.....................................................      26

     SECTION 4.01. (a) Conduct of Business by i-Cube.....................................................      26
                   (b) Conduct of Business by Razorfish..................................................      29
                   (c) Other Actions.....................................................................      30
                   (d) Advice of Changes.................................................................      30

     SECTION 4.02. No Solicitation by i-Cube.............................................................      30
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     SECTION 4.03. Standstill Agreements; Confidentiality Agreements.................................................      32

ARTICLE V ADDITIONAL AGREEMENTS......................................................................................      32

     SECTION 5.01. Preparation of the Form S-4 and the Joint Proxy Statement; i-Cube Stockholders Meetings...........      32
     SECTION 5.02. Letters of i-Cube's Accountants...................................................................      33
     SECTION 5.03. Letters of Razorfish's Accountants................................................................      34
     SECTION 5.04. Access to Information; Confidentiality............................................................      34
     SECTION 5.05. Commercially Reasonable Best Efforts..............................................................      34
     SECTION 5.06. Stock Options.....................................................................................      35
     SECTION 5.07. i-Cube Stock Plans................................................................................      36
     SECTION 5.08. Employee Benefit Plans; Existing Agreements.......................................................      36
     SECTION 5.09. Indemnification, Exculpation and Insurance........................................................      37
     SECTION 5.10. Fees and Expenses.................................................................................      38
     SECTION 5.11. Public Announcements..............................................................................      39
     SECTION 5.12. Affiliates........................................................................................      39
     SECTION 5.13. Nasdaq Quotation..................................................................................      39
     SECTION 5.14. Stockholder Litigation............................................................................      39
     SECTION 5.15. Tax Treatment.....................................................................................      39
     SECTION 5.16. Pooling of Interests..............................................................................      39
     SECTION 5.17  Resignation of i-Cube Board of Directors..........................................................      40
     SECTION 5.18  Action by i-Cube and Razorfish....................................................................      40
     SECTION 5.19  Board of Directors................................................................................      40

     SECTION 5.20  Chief Financial Officer...........................................................................      40
     SECTION 5.21  i-Cube Employee Bonuses...........................................................................      42
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ARTICLE VI CONDITIONS PRECEDENT.................................................................................      40

     SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger...................................      40
                   (a) Stockholder Approvals....................................................................      40
                   (b) HSR Act..................................................................................      40
                   (c) No Litigation............................................................................      40
                   (d) Form S-4.................................................................................      41
                   (e) Nasdaq Quotation.........................................................................      41
                   (f) Pooling Letters..........................................................................      41
                   (g) Government Approvals.....................................................................      41
                   (h) No Injunction............................................................................      41

     SECTION 6.02. Conditions to Obligations of Razorfish and Sub...............................................      41
                   (a) Representations and Warranties...........................................................      41
                   (b) Performance of Obligations of i-Cube.....................................................      41
                   (c) No Material Adverse Change...............................................................      41
                   (d) The i-Cube Voting Agreement..............................................................      41
                   (e) Resignation of i-Cube Board of Directors.................................................      42

     SECTION 6.03. Conditions to Obligations of i-Cube..........................................................      42
                   (a) Representations and Warranties...........................................................      42
                   (b) Performance of Obligations of Razorfish and Sub..........................................      42
                   (d) No Material Adverse Change...............................................................      42
                   (d) The Razorfish Voting Agreement...........................................................      42

     SECTION 6.04. Frustration of Closing Conditions............................................................      42

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...................................................................      42

     SECTION 7.01. Termination..................................................................................      42
     SECTION 7.02. Effect of Termination........................................................................      43
     SECTION 7.03. Amendment....................................................................................      44
     SECTION 7.04. Extension; Waiver............................................................................      44
     SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver....................................      44

ARTICLE VIII GENERAL PROVISIONS.................................................................................      44

     SECTION 8.01. Nonsurvival of Representations and Warranties................................................      44
     SECTION 8.02. Notices......................................................................................      44
     SECTION 8.03. Definitions..................................................................................      45
     SECTION 8.04. Interpretation...............................................................................      46
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     SECTION 8.05. Counterparts.....................................................................      47
     SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries...................................      47
     SECTION 8.07. Governing Law....................................................................      47
     SECTION 8.08. Assignment.......................................................................      47
     SECTION 8.09. Enforcement......................................................................      47
     SECTION 8.10. Headings.........................................................................      47
     SECTION 8.11. Severability.....................................................................      48
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     AGREEMENT AND PLAN OF MERGER (this "Agreement") dated August 10, 1999, among RAZORFISH, INC., a Delaware corporation ("Razorfish"), RAY MERGER SUB,
INC. a Delaware corporation and a wholly owned subsidiary of Razorfish ("Sub"), and INTERNATIONAL INTEGRATION INCORPORATED, a Delaware corporation ("i-Cube").

     WHEREAS, the respective Boards of Directors of Razorfish, Sub and i-Cube have approved and declared advisable this Agreement and the merger of Sub with and into i-Cube (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of i-Cube ("i-Cube Common Stock"), other than shares owned by Razorfish, Sub or i-Cube, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c)); and

     WHEREAS, the respective Boards of Directors of Razorfish, Sub and i-Cube have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals; and

     WHEREAS, Razorfish, Sub and i-Cube desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization; and

     WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, each of i-Cube and Razorfish will enter into a Voting Agreement (the "i-Cube Voting Agreement" and the "Razorfish Voting Agreement," respectively") with certain significant shareholders of i-Cube and Razorfish.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  The Merger

     SECTION 1.01.  The Merger.  Upon the terms and subject to the conditions
                    ----------
set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into i-Cube at the Effective Time (as defined in Section 1.03).
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Following the Effective Time, i-Cube shall be the surviving corporation (the
"Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

     SECTION 1.02.  Closing. The closing of the Merger (the "Closing") will
                    -------
take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104.

     SECTION 1.03.  Effective Time. Subject to the provisions of this
                    --------------
Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such subsequent date or time as Razorfish and i-Cube shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     SECTION 1.04.  Effects of the Merger. The Merger shall have the effects
                    ---------------------
set forth in Section 259 of the DGCL.

     SECTION 1.05.  Certificate of Incorporation and By-laws.  (a)  The
                    ----------------------------------------
certificate of incorporation of Sub, as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06.  Board of Directors and Officers. (a) The directors of Sub
                    -------------------------------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          (b) The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or their respective successors are duly elected and qualified, as the case may be.

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                                  ARTICLE II

               Effect of the Merger on the Capital Stock of the
              Constituent Corporations; Exchange of Certificates

     SECTION 2.01.  Effect on Capital Stock. As of the Effective Time, by
                    -----------------------
virtue of the Merger and without any action on the part of the holder of any shares of i-Cube Common Stock or any shares of capital stock of Sub:

          (a)  Capital Stock of Sub. Each issued and outstanding share of
               --------------------
capital stock of Sub shall be converted into one share of common stock of the Surviving Corporation.

          (b)  Cancellation of Treasury Stock and Razorfish-Owned Stock. Each
               --------------------------------------------------------
share of i-Cube Common Stock that is owned by i-Cube, Sub or Razorfish shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)  Conversion of i-Cube Common Stock. Subject to Section 2.02(e),
               ---------------------------------
each issued and outstanding share of i-Cube Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive 0.875 (the "Exchange Ratio") fully paid and nonassessable shares of Class A common stock, par value $0.01 per share, of Razorfish ("Razorfish Common Stock") (the "Merger Consideration"). As of the Effective Time, all such shares of i-Cube Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of i-Cube Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Razorfish Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

          (d)  Anti-Dilution Provisions. In the event Razorfish changes (or
               ------------------------
establishes a record date for changing) the number of shares of Razorfish Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Razorfish Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

     SECTION 2.02.  Exchange of Certificates.
                    ------------------------

          (a)  Exchange Agent. As of the Effective Time, Razorfish shall enter
               --------------
into an agreement with such bank or trust company as may be designated by Razorfish (the "Exchange Agent"), which shall provide that Razorfish shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of i-Cube Common Stock, for exchange in accordance with this
Article II, through the Exchange Agent, certificates representing the shares of Razorfish Common Stock (such shares of Razorfish Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and

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any cash payable in lieu of any fractional shares of Razorfish Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.01 in exchange for outstanding shares of i-Cube Common Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the
               -------------------
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of i-Cube Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Razorfish and i-Cube may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall receive in exchange therefor a certificate representing that number of whole shares of Razorfish Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of Razorfish Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of i-Cube Common Stock which is not registered in the transfer records of i-Cube, a certificate representing the proper number of shares of Razorfish Common Stock may be issued to a person (as defined in Section 8.03) other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Razorfish Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Razorfish that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and any cash in lieu of fractional shares of Razorfish Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with this Section 2.02. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

          (c)  Distributions with Respect to Unexchanged Shares. No dividends
               ------------------------------------------------
or other distributions with respect to Razorfish Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Razorfish Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of Razorfish Common Stock shall be paid by Razorfish to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Razorfish Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to

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such whole shares of Razorfish Common Stock, and the amount of any cash payable in lieu of a fractional share of Razorfish Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Razorfish Common Stock.

          (d)      No Further Ownership Rights in i-Cube Common Stock. All
                   --------------------------------------------------
shares of Razorfish Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of i-Cube Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by i-Cube on such shares of i-Cube Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of i-Cube Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

          (e)      No Fractional Shares. (i) No certificates or scrip
                   --------------------
representing fractional shares of Razorfish Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Razorfish shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Razorfish.


              (ii) Razorfish shall pay each former holder of i-Cube Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of i-Cube Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Razorfish Common Stock as furnished by the National Association of Securities Dealers through Nasdaq on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(ii).

              (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing i-Cube Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing i-Cube Common Stock subject to and in accordance with the terms of Section 2.02(c).

          (f)    Termination of Exchange Fund. Any portion of the Exchange
                 ----------------------------
Fund which remains undistributed to the holders of the Certificates for twelve months after the Effective Time shall be delivered to Razorfish, upon demand by Razorfish, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to

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Razorfish for payment of their claim for Merger Consideration, any dividends or distributions with respect to Razorfish Common Stock and any cash in lieu of fractional shares of Razorfish Common Stock.

          (g)     No Liability. None of Razorfish, Sub, i-Cube or the
                  ------------
Exchange Agent shall be liable to any person in respect of any shares of Razorfish Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Razorfish Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h)     Investment of Exchange Fund. The Exchange Agent shall
                  ---------------------------
invest any cash included in the Exchange Fund, as directed by Razorfish, on a daily basis. Any interest and other income resulting from such investments shall be paid to Razorfish.

          (i)     Lost Certificates. If any Certificate shall have been lost,
                  -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Razorfish, the posting by such person of a bond in such reasonable amount as Razorfish may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Razorfish Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

                                  ARTICLE III

                        Representations and Warranties

     SECTION 3.01.   Representations and Warranties of i-Cube. Except as
                     ----------------------------------------
disclosed in the i-Cube Filed SEC Documents (as defined in Section 3.01(g)) or as set forth on the Disclosure Schedule delivered by i-Cube to Razorfish prior to the execution of this Agreement (the "i-Cube Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, i-Cube represents and warrants to Razorfish and Sub as follows:

          (a)     Organization, Standing and Corporate Power. Each of i-Cube
                  ------------------------------------------
and its subsidiaries (as defined in Section 8.03) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate is not reasonably likely to have a material adverse effect (as defined in Section 8.03) on i-Cube. Each of i-Cube and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a material adverse effect on i-

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Cube. i-Cube has made available to Razorfish prior to the execution of this
Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

          (b)    Subsidiaries. Exhibit 21 to I-Cube's Annual Report on Form 10-K
                 ------------
for the fiscal year ended December 31, 1998 includes all of the subsidiaries of I-Cube which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary and Conduit Communications Limited have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by i-Cube, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

          (c)    Capital Structure. The authorized capital stock of i-Cube
                 -----------------
consists of 100 million shares of i-Cube Common Stock and one million shares of preferred stock, par value $.01 per share, of i-Cube ("i-Cube Authorized Preferred Stock"). (i) 19,678,825 shares of i-Cube Common Stock are issued and outstanding; (ii) 0 shares of i-Cube Common Stock are held by i-Cube in its treasury; (iii) 0 shares of i-Cube Authorized Preferred Stock were issued and outstanding; and (iv) 9,103,912 shares of i-Cube Common Stock are reserved for issuance pursuant to the 1993 Stock Plan, 1996 Stock Plan, 1998 Stock Incentive Plan, 1998 Employee Stock Purchase Plan, 1998 Non-employee Director Stock Plan and Conduit Plan (such plans, collectively, the "i-Cube Stock Plans") (of which 7,023,643 are subject to outstanding i-Cube Stock Options (as defined below)). Except as set forth above, no shares of capital stock or other voting securities of i-Cube were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights ("SARs") or rights (other than the i-Cube Stock Options) to receive shares of i-Cube Common Stock on a deferred basis granted under the i-Cube Stock Plans or otherwise. i-Cube has delivered to Razorfish a complete and correct list, as of August 6, 1999, of the number of shares of i-Cube Common Stock subject to outstanding stock options or other rights to purchase or receive i-Cube Common Stock granted under the i-Cube Stock Plans (collectively, "i-Cube Stock Options") and the exercise prices thereof. Except as set forth on the i-Cube Disclosure Schedule, no bonds, debentures, notes or other indebtedness of i-Cube having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of i-Cube may vote are issued or outstanding. All outstanding shares of capital stock of i-Cube are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this
Section 3.01(c), (x) there are not issued, reserved for issuance or outstanding
(A) any shares of capital stock or other voting securities of i-Cube, (B) any securities of i-Cube convertible into or exchangeable or exercisable for shares of capital stock or voting securities of i-Cube, (C) any warrants, calls, options or other rights to acquire from i-Cube or any i-Cube subsidiary, and no obligation of i-Cube or any i-Cube subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of i-Cube and (y) there are not any outstanding obligations of i-Cube or any i-Cube subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. i-Cube is not a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (A) securities of i-Cube or any i-Cube subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any i-Cube subsidiary, (B) warrants, calls, options or other rights to acquire from i-Cube or any i-Cube subsidiary, and no obligation of i-Cube or any i-Cube subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any i-Cube subsidiary or (C) obligations of i-Cube or any i-Cube subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of i-Cube subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the i-Cube subsidiaries, i-Cube does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity.

          (d)    Authority; Noncontravention. i-Cube has all requisite corporate
                 ---------------------------
power and authority to enter into this Agreement and, subject to the i-Cube Stockholder Approval (as defined in Section 3.01(m)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by i-Cube and the consummation by i-Cube of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of i-Cube, subject, in the case of the Merger, to the i-Cube Stockholders Approval. This Agreement has been duly executed and delivered by i-Cube and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes legal, valid and binding obligations of i-Cube, enforceable against i-Cube in accordance with its terms. Without limiting the other provisions of this Section 3.01(d) above, the Board of Directors of i-Cube, at a meeting duly called and held has, in light of and subject to the terms and conditions set forth herein, (a) determined that this Agreement, the i-Cube Voting Agreement, the Merger and the other transactions contemplated hereby and by the i-Cube Voting Agreement are fair and in the best interests of the stockholders of i-Cube, and (b) resolved to recommend to the i-Cube Shareholders approval and adoption of this Agreement and the Merger. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of i-Cube or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of i-Cube or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to i-Cube or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to i-Cube or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not (x) reasonably likely to have a material adverse effect on i-Cube or (y) reasonably likely to impair the ability of i-Cube to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to i-Cube or any of its subsidiaries in connection with the execution and delivery of this Agreement by i-Cube or the consummation by i-Cube of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by i-Cube under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable filings and approvals under similar foreign antitrust laws and regulations; (2) the filing with the SEC of (A) a proxy statement relating to the i-Cube Stockholders Meeting (as defined in Section 5.01(b)) (such proxy statement, together with the proxy statement relating to the Razorfish Stockholders Meeting (as defined in Section 5.01(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and
(B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which i-Cube is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to have a material adverse effect on i-Cube.

          (e)    SEC Documents; Undisclosed Liabilities. i-Cube has filed all
                 --------------------------------------
required reports,schedules,forms,statements and other documents (including exhibits and all other information incorporated therein) with the SEC since June 18, 1998 (the "i-Cube SEC Documents"). As of their respective dates, the i-Cube SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such i-Cube SEC Documents, and none of the i-Cube SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any i-Cube SEC Document has been revised or superseded by a later filed i-Cube SEC Document, none of the i-Cube SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of i-Cube included in the i-Cube SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of i-Cube and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby or thereby, neither i-Cube nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a material adverse effect on i-Cube.

          (f)    Information Supplied. None of the information supplied or to be
                 --------------------
supplied by i-Cube specifically for inclusion or incorporation by reference in
(i) the registration statement on Form S-4 to be filed with the SEC by Razorfish in connection with the issuance of Razorfish Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to i-Cube's stockholders or at the time of the i-Cube Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by i-Cube with respect to statements made or incorporated by reference therein based on information supplied by Razorfish specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

          (g)    Absence of Certain Changes or Events. Except for liabilities
                 ------------------------------------
incurred in connection with this Agreement or the transactions contemplated hereby and except as disclosed in the i-Cube SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "i-Cube Filed SEC Documents"), since December 31, 1998 i-Cube and its subsidiaries have conducted their business only in the ordinary course, and there has not been (1) any material adverse change (as defined in Section 8.03) in i-Cube, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of i-Cube's capital stock, (3) any split, combination or reclassification of any of i-Cube's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of i-Cube's capital stock, except for issuances of i-Cube Common Stock upon the exercise of i-Cube Stock Options under the i-Cube Stock Plans, in each case awarded prior to the date hereof in accordance with their present terms, (4) (A) any granting by i-Cube or any of its subsidiaries to any current or former director or executive officer of i-Cube or its subsidiaries of any increase in compensation, bonus or other benefits, except for stock option grants listed on
Schedule 3.01(g) and normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the i-Cube Filed SEC Documents, (B) any granting by i-Cube or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business consistent with past practice, (C) any entry by i-Cube or any of its subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, or (D) any amendment to, or modification of, any i-Cube Stock Option, (5) except insofar as may have been required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by i-Cube materially affecting its assets, liabilities or business, (6) any tax election that individually or in the aggregate is reasonably likely to have a material adverse effect on i-Cube or any of its tax attributes or any settlement or compromise of any material income tax liability, or (7) any action taken by i-Cube or any of its subsidiaries during the period from December 31, 1998 to the date of this agreement, that, if taken during the period from the date of this agreement through the Effective Time would constitute a breach of section 4.01(a).

          (h)    Litigation. There is no suit, action or proceeding pending or,
                 ----------
to the knowledge of i-Cube, threatened against or affecting i-Cube or any of its subsidiaries that, individually or in the aggregate, is reasonably likely to have a material adverse effect on i-Cube nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against i-Cube or any of its subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a material adverse effect on i-Cube; provided that for purposes of this paragraph (h) any such suit, action, proceeding, judgment, decree, injunction, rule or order arising after the date hereof shall not be deemed to have a material adverse effect on i-Cube if and to the extent such suit, action, proceeding, judgment, decree, injunction, rule or order (or any relevant part thereof) is based on this Agreement, or the transactions contemplated hereby.

          (i)    Compliance with Applicable Laws. i-Cube, its subsidiaries and
                 -------------------------------
employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of i-Cube and its subsidiaries (the "i-Cube Permits"), except where the failure to have any such i-Cube Permits individually or in the aggregate is not reasonably likely to have a material adverse effect on i-Cube. i-Cube and its subsidiaries are in compliance with the terms of the i-Cube Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate is not reasonably likely to have a material adverse effect on i-Cube. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to i-Cube or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of i-Cube, threatened, other than, in each case, those the outcome of which individually or in the aggregate are not (i) reasonably likely to have a material adverse effect on i-Cube or (ii) reasonably likely to impair the ability of i-Cube to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement; provided that for purposes of this paragraph (i) any such action, demand, requirement or investigation or any such suit, action or proceeding arising after the date hereof shall not be deemed to have a material adverse effect on i-Cube if and to the extent such action, demand, requirement or investigation or such suit, action or proceeding (or any relevant part thereof) is based on this Agreement or the transactions contemplated hereby.

          (j)    Absence of Changes in Benefit Plans. Since the date of the most
                 -----------------------------------
recent audited financial statements included in the i-Cube Filed SEC Documents, there has not been any adoption or amendment in any material respect by i-Cube or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of i-Cube or any of its wholly owned subsidiaries or any other trade or business, whether or not incorporated, which would be treated as a single employer with Code under
Section 4001 or ERISA or Section 414(b), (c), (m) or (o) of the Code (collectively, the "i-Cube Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any i-Cube pension plans, or any change in the manner in which contributions to any i-Cube pension plans are made or the basis on which such contributions are determined.

          (k)    ERISA Compliance. (i) With respect to the i-Cube Benefit Plans,
                 ----------------
no event has occurred and, to the knowledge of i-Cube, there exists no condition or set of circumstances, in connection with which i-Cube or any of its subsidiaries could be subject to any liability that individually or in the aggregate is reasonably likely to have a material adverse effect on i-Cube under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.



              (ii) Each i-Cube Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any i-Cube Benefit Plan that individually or in the aggregate are not reasonably likely to have a material adverse effect on i-Cube. i-Cube, its subsidiaries and all the i-Cube Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate are not reasonably likely to have a material adverse effect on i-Cube. Each i-Cube Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any i-Cube Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of i-Cube, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such i-Cube Benefit Plan or the exempt status of any such trust. There are no pending or, to the knowledge of i-Cube, threatened lawsuits, claims, grievances, investigations or audits of any i-Cube Benefit Plan that, individually or in the aggregate, are reasonably likely to have a material adverse effect on i-Cube.

              (iii) Neither i-Cube nor any of its subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No i-Cube Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of i-Cube, there are not any facts or circumstances that are reasonably likely to materially change the funded status of any i-Cube Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No i-Cube Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

              (iv) i-Cube and its subsidiaries are in compliance with all federal, state and local requirements regarding employment, except for any failures to comply that individually or in the aggregate are not reasonably likely to have a material adverse effect on i-Cube. Neither i-Cube nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by i-Cube or any of its subsidiaries and no collective bargaining agreement is being negotiated by i-Cube or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against i-Cube or any of its subsidiaries pending or, to the knowledge of i-Cube, threatened which may interfere with the respective business activities of i-Cube or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate is not reasonably likely to have a material adverse effect on i-Cube. As of the date of this Agreement, to the knowledge of i-Cube, none of i-Cube, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective business of i-Cube or any of its subsidiaries, and there is no charge or complaint against i-Cube or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, in each case except where such actions, charges or complaints, individually or in the aggregate, are not reasonably likely to have a material adverse effect on i-Cube.

              (v) No employee of i-Cube will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any i-Cube Benefit Plan as a result of the transactions contemplated by this Agreement. No amount payable, or economic benefit provided, by i-Cube or its subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code. No person is entitled to receive any additional payment from i-Cube or its subsidiaries or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax of
     Section 4999 of the Code is imposed on such person. The Board of Directors of i-Cube or any of its subsidiaries has not granted to any person any right to receive any Parachute Gross-Up Payment.

          (l)    Taxes. (i) Each of i-Cube and its subsidiaries has timely filed
                 -----
all tax returns as defined in Section 3.01 (l) (x) required to be filed by it and all such tax returns are true, complete and correct (or requests for extensions to file such tax returns have been timely filed, granted and have not expired). i-Cube and each of its subsidiaries has paid (or i-Cube has paid on its behalf) all taxes (as defined in Section 3.01(l)(ix)) shown as due on such tax returns or otherwise due or payable, and the most recent financial statements contained in the i-Cube Filed SEC Documents reflect an adequate reserve for all taxes payable by i-Cube and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.


              (ii) No deficiencies for any taxes have been proposed, asserted or assessed against i-Cube or any of its subsidiaries that are not adequately reserved for.

              (iii) Neither i-Cube nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

              (iv) The i-Cube Benefit Plans and other i-Cube employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a material deduction under
     Section 162(m) of the Code for employee
     remuneration will not apply to any amounts paid or payable by i-Cube or any of its subsidiaries under any such plan or arrangement and, to the knowledge of i-Cube, no fact or circumstance exists that is reasonably likely to cause such disallowance to apply to any such amounts.

              (v) Neither i-Cube nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

              (vi) Neither i-Cube nor any of its subsidiaries has executed any waiver or extension of any statute of limitations on the assessment or collection of any taxes or with respect to any liability arising therefrom. Neither i-Cube nor any of its subsidiaries has any liability for the taxes of any person pursuant to Section 1.1502-6 of the Treasury Regulations promulgated under the Code or comparable provisions of any taxing authority in respect of any consolidated, combined or unitary tax return. There are no tax liens on any assets of i-Cube or any of its subsidiaries, other than liens for current taxes not yet due and payable and liens for taxes that are being contested in good faith by appropriate proceedings.

              (vii) No consent under Section 341(f) of the Code has been filed with respect to i-Cube or any of its subsidiaries.

              (viii) There are no tax sharing agreements or similar arrangements with respect to or involving i-Cube or any of its subsidiaries. i-Cube and each of its subsidiaries is in compliance with the terms and conditions of any applicable tax exemptions, tax agreements or tax orders of any government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

              (ix) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

              (x) As used in this Agreement, "tax returns" shall include any tax return, declaration or estimated tax, tax report or other tax statement, or any similar filing, including any schedule or attachment thereto, and including any amendment thereof, required to be submitted to any governmental authority with respect to any tax.

          (m)    Voting Requirements. The affirmative vote of the holders of a
                 -------------------
majority of the voting power of all outstanding shares of i-Cube Common Stock at the i-Cube Stockholders Meeting to adopt this Agreement (the "i-Cube Stockholder Approval") is the only vote of the holders of any class or series of i-Cube's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

          (n)    State Takeover Statutes. The Board of Directors of i-Cube
                 -----------------------
(including the disinterested directors thereof) has unanimously approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement by the i-Cube Board of Directors under the provisions of Section 203 of the DGCL and represents all the action necessary to ensure that such Section 203 does not apply to Razorfish in connection with the Merger and the other transactions contemplated by this Agreement. To the knowledge of i-Cube, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

          (o)    Accounting Matters. To the knowledge of i-Cube, neither it nor
                 ------------------
any of its affiliates (as defined in Section 8.03) has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

          (p)    Brokers. No broker, investment banker, financial advisor or
                 -------
other person, other than Morgan Stanley Dean Witter, the fees and expenses of which will be paid by i-Cube, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of i-Cube. i-Cube has furnished to Razorfish true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

          (q)    Opinion of Financial Advisor. i-Cube has received the opinion
                 --------------------
of Morgan Stanley Dean Witter, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to holders of shares of i-Cube Common Stock (other than Razorfish and its affiliates), a signed copy of which opinion has been or will promptly be delivered to Razorfish.

          (r)    Intellectual Property; Year 2000. (i) i-Cube and its
                 --------------------------------
subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights") which are material to the conduct of the business of i-Cube and its subsidiaries.



            (ii) To the knowledge of i-Cube, neither i-Cube nor any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other person, except for any such interference, infringement, misappropriation or other conflict which is not, individually or in the aggregate, reasonably likely to have a material adverse effect on i-Cube. Neither i-Cube nor any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that i-Cube or any such subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved. To i-Cube's knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of i-Cube or any of its subsidiaries, except for any such interference, infringement, misappropriation or other conflict which is not, individually or in the aggregate, reasonably likely to have a material adverse effect on i-Cube.

            (iii) As the business of i-Cube and its subsidiaries is presently conducted and without giving effect to any changes with respect thereto that may be made by Razorfish, to i-Cube's knowledge, Razorfish's use of the Intellectual Property Rights which are material to the conduct of the business of i-Cube and its subsidiaries taken as a whole will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights of any other person.

            (iv) i-Cube has implemented a program directed at ensuring that its and its subsidiaries' products (including prior and current products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of (i) operating in the same manner on dates in both the Twentieth and Twenty-First centuries and
     (ii) accurately processing, providing and receiving date data from, into and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all non-i-Cube products (e.g., hardware, software and firmware) material to the conduct of the business of i-Cube and used in or in combination with i-Cube's products, exchange data with i-Cube's products in the same manner on dates in both the Twentieth and Twenty-First centuries. i-Cube has taken the steps as set forth in Section 3.01(r) of the i-Cube Disclosure Schedule to assure that the year 2000 date change will not adversely affect the systems and facilities that support the operations of i-Cube and its subsidiaries, except as is not reasonably likely to have a material adverse effect on i-Cube.

          (s)     Certain Contracts. Neither i-Cube nor any of its subsidiaries
                  -----------------
is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of i-Cube and its subsidiaries, taken as a whole, is conducted.

          (t)     Customers. Except as listed on Schedule 3.01(t), i-Cube has no
                  ---------
knowledge of any loss or threatened loss of any of the ten largest customers of i-Cube or any of its subsidiaries for the six month period ended June 30, 1999.
Schedule 3.01(t) lists each of the ten largest customers of i-Cube and its subsidiaries (in terms of amounts paid or billed, as applicable) for the six month period ended June 30, 1999.

     SECTION 3.02   Representations and Warranties of Razorfish and Sub. Except
                    ---------------------------------------------------
as disclosed in the Razorfish Filed SEC Documents (as defined in Section 3.02(g)) or as set forth on the Disclosure Schedule delivered by Razorfish to i-Cube prior to the execution of this

Agreement (the "Razorfish Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Razorfish and Sub represent and warrant to i-Cube as follows:

          (a)    Organization, Standing and Corporate Power. Each of Razorfish,
                 ------------------------------------
Sub and their subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate is not reasonably likely to have a material adverse effect on Razorfish. Each of Razorfish and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a material adverse effect on Razorfish. Razorfish has made available to i-Cube prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws of Sub, in each case as amended to date.

          (b)    Subsidiaries. Exhibit 21 to Razorfish's Registration Statement
                 ------------
on Form S-1 dated April 26, 1999 includes all the subsidiaries of Razorfish which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Razorfish, free and clear of all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

          (c)    Capital Structure. The authorized capital stock of Razorfish
                 -----------------
consists of 29,999,950 shares of Razorfish Common Stock, 50 shares of Class B Common Stock ("Razorfish Class B Common Stock") and 10,000,000 shares of preferred stock, par value $0.01 per share, of Razorfish ("Razorfish Authorized Preferred Stock"). (i) 24,647,504 shares of Razorfish Common Stock were issued and outstanding, (ii) 50 shares of Razorfish Class B Common Stock were issued and outstanding, (iii) no shares of Razorfish Preferred Stock were issued and outstanding, and (iv) approximately 4,708,623 shares of Razorfish Common Stock were reserved for issuance pursuant to outstanding stock options or other rights to purchase or receive Razorfish Common Stock granted under the 1997 Stock Option Plan and the 1999 Stock Incentive Plan and various plans of companies acquired by Razorfish (such plans, collectively, the "Razorfish Stock Plans") (of which 1,632,867 are subject to outstanding Razorfish Stock Options (as defined below)). Except as set forth above, no shares of capital stock or other voting securities of Razorfish are issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights ("SARs") or rights (other than the Razorfish Stock Options) to receive shares of Razorfish Common Stock on a deferred basis granted under the Razorfish Stock Plans or otherwise. Razorfish has delivered to i-Cube a complete and correct list, as of August 9, 1999 of the number of shares of Razorfish Common Stock subject to outstanding stock options or other rights to purchase or receive Razorfish Common Stock granted under the Razorfish Stock

Plans (collectively, "Razorfish Stock Options") and the exercise prices thereof. No bonds, debentures, notes or other indebtedness of Razorfish having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Razorfish may vote are issued or outstanding. All outstanding shares of capital stock of Razorfish are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.02(c) of the Razorfish Disclosure Schedule, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Razorfish, (B) any securities of Razorfish convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Razorfish, (C) any warrants, calls, options or other rights to acquire from Razorfish or any Razorfish subsidiary, and no obligation of Razorfish or any Razorfish subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Razorfish and (y) there are not any outstanding obligations of Razorfish or any Razorfish subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Razorfish is not a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (A) securities of Razorfish or any Razorfish subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Razorfish subsidiary, (B) warrants, calls, options or other rights to acquire from Razorfish or any Razorfish subsidiary, and no obligation of Razorfish or any Razorfish subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Razorfish subsidiary or (C) obligations of Razorfish or any Razorfish subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Razorfish subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the Razorfish subsidiaries, Razorfish does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity.

          (d)    Authority; Noncontravention. Each of Razorfish and Sub has all
                 ---------------------------
requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Razorfish and Sub and the consummation by Razorfish and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Razorfish and Sub, as applicable subject, in the case of the Merger, to the Razorfish Stockholder Approval. This Agreement has been duly executed and delivered by Razorfish and Sub and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of Razorfish and Sub, enforceable against each of them in accordance with its terms. Without limiting the other provisions of this Section 3.02(d) above, the Board of Directors of Razorfish, at a meeting duly called and held has, in light of and subject to the terms and conditions set forth herein, (a) determined that this Agreement, the Razorfish Voting Agreement the Merger and the other transactions contemplated hereby and by the Razorfish Voting Agreement are fair and in the best interests of the stockholders of Razorfish, and (b) resolved to recommend to the Razorfish Stockholder approval and adoption of this Agreement and the Merger. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Razorfish or Sub or any of Razorfish's other subsidiaries under, (i) the certificate of incorporation or by-laws of Razorfish or Sub or the comparable organizational documents of any of Razorfish's other subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Razorfish or Sub or any of Razorfish's other subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Razorfish or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not (x) reasonably likely to have a material adverse effect on Razorfish or (y) reasonably likely to impair the ability of Razorfish or Sub to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Razorfish or Sub or any of Razorfish's other subsidiaries in connection with the execution and delivery of this Agreement by Razorfish and Sub or the execution or the consummation by Razorfish and Sub of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Razorfish under the HSR Act and any applicable filings and approvals under similar foreign antitrust laws and regulations; (2) the filing with the SEC of (A) the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Razorfish is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of Nasdaq to permit the shares of Razorfish Common Stock that are to be issued in the Merger to be quoted on Nasdaq; and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to have a material adverse effect on Razorfish.

          (e)    SEC Documents; Undisclosed Liabilities. Razorfish has filed all
                 --------------------------------------
required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since April 26, 1999 (the "Razorfish SEC Documents"). As of their respective dates, the Razorfish SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Razorfish SEC Documents, and none of the Razorfish SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Razorfish SEC Document has been revised or superseded by a later filed Razorfish SEC Document, none of the Razorfish SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Razorfish included in the Razorfish SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Razorfish and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Razorfish nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a material adverse effect on Razorfish.

          (f)    Information Supplied. None of the information supplied or to be
                 --------------------
supplied by Razorfish specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Razorfish's stockholders or at the time of the Razorfish Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Razorfish with respect to statements made or incorporated by reference therein based on information supplied by i-Cube specifically for inclusion or incorporation by reference in the Form S-4.

          (g)    Absence of Certain Changes or Events. Except for liabilities
                 ------------------------------------
incurred in connection with this Agreement or the transactions contemplated hereby and except as disclosed in the Razorfish SEC Documents filed and publicly available prior to the date of this Agreement (the "Razorfish Filed SEC Documents"), since April 26, 1999, Razorfish and its subsidiaries have conducted their business only in the ordinary course, and there has not been (1) any material adverse change in Razorfish, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Razorfish's capital stock, (3) any split, combination or reclassification of any of Razorfish's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Razorfish's capital stock, except for issuances of Razorfish Common Stock upon the exercise of Razorfish Stock Options under the Razorfish Stock Plans, in each case awarded prior to the date hereof in accordance with their present terms, (4) (A) any granting by Razorfish or any of its subsidiaries to any current or former director or executive officer of Razorfish or its subsidiaries of any increase in compensation, bonus or other benefits, except for stock option grants listed on
Schedule 3.02(g) and normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Razorfish Filed SEC Documents, (B) any granting by Razorfish or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business consistent with past practice, (C) any entry by Razorfish or any of its subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee , or
(D) any amendment to, or modification of, any Razorfish Stock Option, (5) except insofar as may have been or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Razorfish materially affecting its assets, liabilities or business; (6) any tax election that individually or in the aggregate is reasonably likely to have a material adverse effect on Razorfish or any of its tax attributes or any settlement or compromise of any material income tax liability or (7) any action taken by Razorfish or any of its subsidiaries during the period from December 31, 1998 to the date of this agreement, that, if taken during the period from the date of this agreement through the Effective Time would constitute a breach of Section 4.01(b).

          (h)    Litigation. There is no suit, action or proceeding pending or,
                 ----------
to the knowledge of Razorfish, threatened against or affecting Razorfish or any of its subsidiaries that, individually or in the aggregate, is reasonably likely to have a material adverse effect on Razorfish nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Razorfish or any of its subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a material adverse effect on Razorfish; provided that, for purposes of this paragraph (g), any such suit, action, proceeding, judgment, decree, injunction, rule or order arising after the date hereof shall not be deemed to have a material adverse effect on Razorfish if and to the extent such suit, action, proceeding, judgment, decree, injunction, rule or order (or any relevant part thereof) is based on this Agreement, or the transactions contemplated hereby.

          (i)    Compliance with Applicable Laws. Razorfish, its subsidiaries
                 -------------------------------
and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Razorfish and its subsidiaries (the "Razorfish Permits") except where the failure to have any such Razorfish Permits individually or in the aggregate is not reasonably likely to have a material adverse effect on Razorfish. Razorfish and its subsidiaries are in compliance with the terms of the Razorfish Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate is not reasonably likely to have a material adverse effect on Razorfish. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Razorfish or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Razorfish, threatened, other than, in each case, those the outcome of which individually or in the aggregate are not (i) reasonably likely to have a material adverse effect on Razorfish or (ii) reasonably likely to impair the ability of Razorfish to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement; provided that for purposes of this paragraph (h) any such action, demand, requirement or investigation or any such suit, action or proceeding arising after the date hereof shall not be deemed to have a material adverse effect on Razorfish if and to the extent such action, demand, requirement or investigation or such suit, action or proceeding (or any relevant part thereof) is based on this Agreement or the Voting Agreement, or the transactions contemplated hereby or thereby.

          (j)    Absence of Changes in Benefit Plans. Since the date of the most
                 -----------------------------------
recent audited financial statements included in the Razorfish Filed SEC Documents, there has not been any adoption or amendment in any material respect by Razorfish or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Razorfish or any of its wholly owned subsidiaries or any other trade or business, whether or not incorporated, which would be treated as a single employer with i-Cube under
Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code (collectively, the "Razorfish Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Razorfish pension plans, or any change in the manner in which contributions to any Razorfish pension plans are made or the basis on which such contributions are determined.

          (k)    ERISA Compliance. (i) With respect to the Razorfish Benefit
                 ----------------
Plans, no event has occurred and, to the knowledge of Razorfish, there exists no condition or set of circumstances, in connection with which Razorfish or any of its subsidiaries could be subject to any liability that individually or in the aggregate is reasonably likely to have a material adverse effect on Razorfish under the ERISA, the Code or any other applicable law.



            (ii) Each Razorfish Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Razorfish Benefit Plan that individually or in the aggregate are not reasonably likely to have a material adverse effect on Razorfish. Razorfish, its subsidiaries and all the Razorfish Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate are not reasonably likely to have a material adverse effect on Razorfish. Each Razorfish Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Razorfish Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Razorfish, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Razorfish Benefit Plan or the exempt status of any such trust. There are no pending or, to the knowledge of Razorfish, threatened lawsuits, claims, grievances, investigations or audits of any Razorfish Benefit Plan that, individually or in the aggregate, are reasonably likely to have a material adverse effect on Razorfish.

            (iii) Neither Razorfish nor any of its subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Razorfish Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of Razorfish, there are not any facts or circumstances that are reasonably likely to materially change the funded status of any Razorfish Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Razorfish Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

           (iv) Razorfish and its subsidiaries are in compliance with all federal, state and local requirements regarding employment, except for any failures to comply that individually or in the aggregate are not reasonably likely to have a material adverse effect on Razorfish. Neither Razorfish nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Razorfish or any of its subsidiaries and no collective bargaining agreement is being negotiated by Razorfish or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Razorfish or any of its subsidiaries pending or, to the knowledge of Razorfish, threatened which may interfere with the respective business activities of Razorfish or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate is not reasonably likely to have a material adverse effect on Razorfish. As of the date of this Agreement, to the knowledge of Razorfish, none of Razorfish, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective business of Razorfish or any of its subsidiaries, and there is no charge or complaint against Razorfish or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, in each case except where such actions, charges or complaints, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Razorfish.

           (v) No employee of Razorfish will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Razorfish Benefit Plan as a result of the transactions contemplated by this Agreement. No amount payable, or economic benefit provided, by Razorfish or its subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code. No person is entitled to receive any Parachute Gross-Up Payment in the event that the excise tax of Section 4999 of the Code is imposed on such person. The Board of Directors of Razorfish or any of its subsidiaries has not granted to any person any right to receive any Parachute Gross-Up Payment.

          (l)  Taxes. (i) Each of Razorfish and its subsidiaries has timely
               -----
filed all tax returns required to be filed by it and all such tax returns are true, complete and correct (or requests for extensions to file such tax returns have been timely filed, granted and have not expired). Razorfish and each of its subsidiaries has paid (or Razorfish has paid on its behalf) all taxes shown as due on such tax returns or otherwise due or payable, and the most recent financial statements contained in the Razorfish Filed SEC Documents reflect an adequate reserve for all taxes payable by Razorfish and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

           (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Razorfish or any of its subsidiaries that are not adequately reserved for.

           (iii) Neither Razorfish nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

           (iv) The Razorfish Benefit Plans and other Razorfish employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a material deduction under
     Section 162(m) of the Code for employee remuneration will not apply to any amounts paid or payable by Razorfish or any of its subsidiaries under any such plan or arrangement and, to the knowledge of Razorfish, no fact or circumstance exists that is reasonably likely to cause such disallowance to apply to any such amounts.

           (v) Neither Razorfish nor any of its subsidiaries has executed any waiver or extension of any statute of limitations on the assessment or collection of any taxes or with respect to any liability arising therefrom. Neither i-Cube nor any of its subsidiaries has any liability for the taxes of any person pursuant to Section 1.1502-6 of the Treasury Regulations promulgated under the Code or comparable provisions of any taxing authority in respect of any consolidated, combined or unitary tax return. There are no tax liens on any assets of Razorfish or any of its subsidiaries, other than liens for current taxes not yet due and payable and liens for taxes that are being contested in good faith by appropriate proceedings.

           (vi) No consent under Section 341(f) of the Code has been filed with respect to Razorfish or any of its subsidiaries.

           (vii) There are no tax sharing agreements or similar arrangements with respect to or involving Razorfish or any of its subsidiaries. Razorfish and each of its subsidiaries is in compliance with the terms and conditions of any applicable tax exemptions, tax agreements or tax orders of any government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

          (m)  Voting Requirements.  The affirmative vote of the holders of a
               -------------------
majority of the total votes cast by holders of shares of Razorfish Common Stock at the Razorfish Stockholders Meeting at which a quorum is present to adopt this Agreement (the "Razorfish Stockholder Approval") is the only vote of the holders of any class or series of Razorfish's capital stock necessary to approve and adopt this Agreement, and the transactions contemplated hereby.

          (n)  Accounting Matters.  To the knowledge of Razorfish, neither
               ------------------
Razorfish nor any of its affiliates has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

          (o)  Brokers.  No broker, investment banker, financial advisor or
               -------
other person, other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by Razorfish, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Razorfish Voting Agreement based upon arrangements made by or on behalf of Razorfish. Razorfish has furnished to i-Cube true and complete copies of all agreements related to the engagement of the persons to whom such fees are payable.

          (p)  Opinion of Financial Advisor.  Razorfish has received the opinion
               ----------------------------
of Credit Suisse First Boston Corporation, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to Razorfish from a financial point of view, a signed copy of which opinion has been or will promptly be delivered to i-Cube.

          (q)  Intellectual Property; Year 2000. (i) Razorfish and its
               --------------------------------
subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights which are material to the conduct of the business of Razorfish and its subsidiaries.

           (ii) To the knowledge of Razorfish, neither Razorfish nor any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other person, except for any such interference, infringement, misappropriation or other conflict which is not, individually or in the aggregate, reasonably likely to have a material adverse effect on Razorfish. Neither Razorfish nor any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that Razorfish or any such subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved. To Razorfish's knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of Razorfish or any of its subsidiaries, except for any such interference, infringement, misappropriation or other conflict which is not, individually or in the aggregate, reasonably likely to have a material adverse effect on Razorfish.

           (iii) As the business of Razorfish and its subsidiaries is presently conducted and without giving effect to any changes with respect thereto that may be made by Razorfish, to Razorfish's knowledge, Razorfish's use of the Intellectual Property Rights which are material to the conduct of the business of Razorfish and its subsidiaries taken as a whole will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights of any other person.

           (iv) Razorfish has implemented a program directed at ensuring that its and its subsidiaries' products (including prior and current products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of (i) operating in the same manner on dates in both the Twentieth and Twenty-First centuries and
     (ii) accurately processing, providing and receiving date data from, into and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all non-Razorfish products (e.g., hardware, software and firmware) material to the conduct of the business of Razorfish and used in or in combination with Razorfish's products, exchange data with

     Razorfish's products in the same manner on dates in both the Twentieth and Twenty-First centuries. Razorfish has taken the steps as set forth in
     Section 3.02(q) of the Razorfish Disclosure Schedule to assure that the year 2000 date change will not adversely affect the systems and facilities that support the operations of Razorfish and its subsidiaries, except as is not reasonably likely to have a material adverse effect on Razorfish.

          (r)  Certain Contracts. Neither Razorfish nor any of its subsidiaries
               -----------------
is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Razorfish and its subsidiaries, taken as a whole, is conducted.

          (s)  Interim Operations of Sub.  Sub was formed solely for the
               -------------------------
purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (t)  Customers.  Except as listed on Schedule 3.01(t), Razorfish has
               ---------
no knowledge of any loss or threatened loss of any of the ten largest customers of Razorfish or any of its subsidiaries for the six month period ended June 30, 1999. Schedule 3.02(t) lists each of the ten largest customers of Razorfish and its subsidiaries (in terms of amounts paid or billed, as applicable) for the six month period ended June 30, 1999.

                                  ARTICLE IV

                   Covenants Relating to Conduct of Business

     SECTION 4.01.  (a)  Conduct of Business by i-Cube.  (a) Except as set
                         -----------------------------
forth in Section 4.01 of the i-Cube Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Razorfish, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, i-Cube shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, i-Cube shall not, and shall not permit any of its subsidiaries to:

           (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of i-Cube to its parent, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of i-Cube Common Stock pursuant to the exercise of i-Cube Stock Options or i-Cube convertible debt outstanding as of the date hereof in accordance with their present terms or (z) purchase, redeem or otherwise acquire any shares of capital stock of i-Cube or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for purchases of capital stock or other securities of i-Cube or its subsidiaries (or any rights, warrants or options to acquires such shares or securities) by i-Cube from those of its directors or employees terminated after the date hereof and prior to the Closing Date; provided that such purchases shall in no event exceed $1,500,000 in the aggregate.

           (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of i-Cube Stock Options granted consistent with past practice to new or promoted employees (other than executive officers) of i-Cube representing in the aggregate not more than 350,000 shares of i-Cube Common Stock (provided that the vesting of such i-Cube Stock Options shall not be accelerated as a result of the Merger) or (y) the issuance of i-Cube Common Stock upon the exercise of i-Cube Stock Options outstanding as of the date hereof in accordance with their present terms, or upon the exercise of the i-Cube Stock Options referred to in clause (x) in accordance with their terms;

           (iii) amend i-Cube's certificate of incorporation, by-laws or other comparable organizational documents;

           (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any business or any person, other than purchases of or supplies in the ordinary course of business consistent with past practice;

           (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than sales or licenses of finished goods or services in the ordinary course of business consistent with past practice;

           (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of i-Cube or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice and except for intercompany indebtedness between i-Cube and any of its subsidiaries or between such subsidiaries, or (y) make any loans, advances or capital contributions to, or investments in, any other person other than expense reimbursement in the ordinary course of business;

           (vii) make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments which, individually, are in excess of $100,000 or, in the aggregate, are in excess of $600,000;

           (viii) make any tax election that, individually or in the aggregate, is reasonably likely to have an adverse effect on the tax liability of i-Cube or settle or compromise any income tax liability;

           (ix) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of i-Cube included in the i-Cube Filed SEC Documents or incurred since the date of such financial statements, or waive the benefits of, or agree to modify in any manner, any standstill or similar agreement to which i-Cube or any of its subsidiaries is a party;

           (x) except as required by law or contemplated hereby and except for labor agreements negotiated in the ordinary course, enter into, adopt or amend in any material respect or terminate any i-Cube Benefit Plan or any other agreement, plan or policy involving i-Cube or its subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

           (xi) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of i-Cube or its subsidiaries, or as contemplated hereby or by the terms of any employment agreement in existence on the date hereof, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;

           (xii) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Intellectual Property Rights of i-Cube and its subsidiaries other than in the ordinary course of business consistent with past practices or on a non- exclusive basis not materially different from past practices;

           (xiii) enter into or amend in any material respect any material agreement or any agreements pursuant to which any person is granted exclusive marketing, manufacturing or other rights with respect to any i-Cube service, process or technology;

           (xiv) take any action that would cause the representations and warranties set forth in Section 3.01(g) to no longer be true and correct; or

           (xv) authorize, or commit or agree to take, any of the foregoing actions.

          (b)  Conduct of Business by Razorfish.  Except to the extent required
               --------------------------------
to consummate the transactions contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Razorfish shall not, and, if applicable, shall not permit any of its subsidiaries to:

           (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of Razorfish to its parent, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Razorfish Common Stock pursuant to the exercise of options outstanding under the Razorfish Benefit Plans, Razorfish Stock Options or Razorfish convertible debt outstanding as of the date hereof or as contemplated by
     Section 4.01(b) in accordance with their present terms or (z) purchase, redeem or otherwise acquire any shares of capital stock of Razorfish or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

           (ii) issue Razorfish Common Stock (or rights, warrants or options to acquire Razorfish Common Stock) that constitutes more than twenty percent (20%) of the Razorfish Common Stock issued and outstanding on the date of a definitive agreement in connection with any acquisition or series of related acquisitions (including a merger or consolidation) or asset purchase;

           (iii)  sell all, or substantially all, of the assets of Razorfish;

           (iv) amend Razorfish's certificate of incorporation, by-laws or other comparable organizational documents in any material respect;

           (v) amend the Razorfish Stock Plans; provided, however, that Razorfish shall be permitted to increase by up to one million additional shares of Razorfish Common Stock for reservation, listing and issuance thereunder;

           (vi) in an amount in excess of $25 million, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Razorfish or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice and except for intercompany indebtedness between i-Cube and any of its subsidiaries or between such subsidiaries; and

           (vii) take any action that would cause the representations and warranties set forth in Section 3.02(g) to no longer be true and correct;

           (viii) issue preferred stock of Razorfish or securities which by their terms are convertible into preferred stock of Razorfish; and

           (ix) authorize, or commit or agree to take, any of the foregoing actions;

provided, however, that Razorfish may take any of the foregoing prohibited actions with the consent of the Chief Executive Officer of i-Cube, which consent shall not be unreasonably withheld or delayed.

          (c)  Other Actions.  Except as required by law, i-Cube and Razorfish
               -------------
shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or
(iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

          (d)  Advice of Changes.  i-Cube and Razorfish shall promptly advise
               -----------------
the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect where the failure of such representation to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on it, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which is reasonably likely to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

     SECTION 4.02.  No Solicitation by i-Cube.  (a)  i-Cube shall not, nor
                    -------------------------
shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes an i-Cube Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any i-Cube Takeover Proposal; provided, however, that if, at any time prior to the date of the i-Cube Stockholders Meeting (the "i-Cube Applicable Period"), the Board of Directors of i-Cube determines in good faith, after consultation with outside counsel, that it is legally advisable to do so in order to comply with its fiduciary duties to i-Cube's stockholders under applicable law, i-Cube may, in response to an i-Cube Superior Proposal (as defined in Section 4.02(b)) which was not solicited by it or which did not otherwise result from a breach of this
Section 4.02(a), and subject to providing prior written notice of its decision to take such action to Razorfish (a "Section 4.02 Notice") and compliance with
Section 4.02(c), (x) furnish information with respect to i-Cube and its subsidiaries to any person making an i-Cube Superior Proposal pursuant to a customary confidentiality agreement (as determined by i-Cube after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such i-Cube Superior Proposal. For purposes of this Agreement, "i-Cube Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of i-Cube and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of i-Cube or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of i-Cube or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving i-Cube or any of its subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of i-Cube nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Razorfish, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any i-Cube Takeover Proposal, or (iii) cause i-Cube to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "i-Cube Acquisition Agreement") related to any i-Cube Takeover Proposal, other than any such agreement entered into concurrently with a termination pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, during the i-Cube Applicable Period, in response to an i-Cube Superior Proposal which was not solicited by i-Cube and which did not otherwise result from a breach of Section 4.02(a), the Board of Directors of i-Cube may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause i-Cube to enter into any i-Cube Acquisition Agreement with respect to any i-Cube Superior Proposal), but only at a time that is during the i-Cube Applicable Period and is after the fifth business day following Razorfish's receipt of written notice advising Razorfish that the Board of Directors of i-Cube is prepared to accept an i-Cube Superior Proposal, specifying the material terms and conditions of such i-Cube Superior Proposal and identifying the person making such i-Cube Superior Proposal. For purposes of this Agreement, a "i-Cube Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of i-Cube Common Stock then outstanding or all or substantially all the assets of i-Cube and otherwise on terms which the Board of Directors of i-Cube determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to i-Cube's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of i-Cube, is reasonably capable of being obtained by such third party.

          (c) In addition to the obligations of i-Cube set forth in paragraphs
(a) and (b) of this Section 4.02, i-Cube shall immediately advise Razorfish orally and in writing of any request for information or of any i-Cube Takeover Proposal, the material terms and conditions of such request or i-Cube Takeover Proposal and the identity of the person making such request or i-Cube Takeover Proposal. i-Cube will keep Razorfish informed of the status and details

(including amendments or proposed amendments) of any such request or i-Cube Takeover Proposal.

          (d) Nothing contained in this Section 4.02 shall prohibit i-Cube from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to i-Cube's stockholders if, in the good faith judgment of the Board of Directors of i-Cube, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither i-Cube nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an i-Cube Takeover Proposal.

     SECTION 4.03. Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, neither i-Cube nor Razorfish shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party. During such period, i-Cube or Razorfish, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                                   ARTICLE V

                             Additional Agreements

     SECTION 5.01. Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings. (a) As soon as practicable following the date of this Agreement, i-Cube and Razorfish shall prepare and file with the SEC the Joint Proxy Statement and Razorfish shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of i-Cube and Razorfish shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. i-Cube will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to i-Cube's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Razorfish will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Razorfish's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Razorfish shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Razorfish Common Stock in the Merger and i-Cube shall furnish all information concerning i-Cube and the holders of i-Cube Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Razorfish, or the Joint Proxy Statement will be made by either Razorfish or i-Cube, without providing the other party the opportunity to review and comment thereon. Razorfish will advise i-Cube, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Razorfish Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to i-Cube or Razorfish, or any of their respective affiliates, officers or directors, should be discovered by i-Cube or Razorfish which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of i-Cube and Razorfish.

          (b) i-Cube shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "i-Cube Stockholders Meeting") for the purpose of obtaining the i-Cube Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 4.02(b), i-Cube agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to i-Cube of any i-Cube Takeover Proposal.

          (c) Razorfish shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Razorfish Stockholders Meeting") for the purpose of obtaining the Razorfish Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby.

          (d) i-Cube and Razorfish will use best efforts to hold the i-Cube Stockholders Meeting and the Razorfish Stockholders Meeting on the same day as soon as reasonably practicable after the date hereof.

          (e) Concurrently herewith, each of Lawrence P. Begley, Gregory S. Young, John A. Young, Patric J. Zilvitis, Thomas J. Meredith, Michael Pehl, Joseph M. Tucci, Sundar Subramaniam, Madhav Anand and Chris Mathias (the "i-Cube Shareholder Group") has entered into the i-Cube Voting Agreement with Razorfish in substantially the form attached hereto as Exhibit A.
                                             ---------

          (f) Concurrently herewith, each of Spray Ventures AB, Communicade, Inc., Jeffrey A. Dachis and Craig M. Kanarick, (the "Razorfish Shareholder Group") has entered into the Razorfish Voting Agreement with i-Cube in the form attached hereto as Exhibit A-1.
                   -----------

     SECTION 5.02. Letters of i-Cube's Accountants. (a) i-Cube shall use reasonable efforts to cause to be delivered to Razorfish two letters from i-Cube's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Razorfish, in form and substance reasonably satisfactory to Razorfish and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) i-Cube shall provide reasonable cooperation to each of Razorfish's independent accountants and i-Cube's independent accountants to enable them to issue the letters referred to in Section 6.01(f) and shall use reasonable efforts to cause them to do so.

     SECTION 5.03. Letters of Razorfish's Accountants. (a) Razorfish shall use reasonable efforts to cause to be delivered to i-Cube two letters from Razorfish's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to i-Cube, in form and substance reasonably satisfactory to i-Cube and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) Razorfish shall provide reasonable cooperation to each of Razorfish's independent accountants and i-Cube's independent accountants to enable them to issue the letters referred to in Section 6.01(f) and shall use reasonable efforts to cause them to do so.

     SECTION 5.04. Access to Information; Confidentiality. Subject to the Nondisclosure Agreement dated, May 28, 1999 between Razorfish and i-Cube (the "Confidentiality Agreement"), each of Razorfish and i-Cube shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of i-Cube and Razorfish shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither Razorfish nor i-Cube shall be required to provide access to or disclose information where such access or disclosure would contravene any law, rule, regulation, order or decree. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of i-Cube and Razorfish will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

     SECTION 5.05. Commercially Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and
(iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          (b) In connection with and without limiting the foregoing, i-Cube and Razorfish shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

     SECTION 5.06. Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of i-Cube (or, if appropriate, any committee administering the i-Cube Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

           (i) adjust the terms of all outstanding i-Cube Stock Options granted under i-Cube Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each i-Cube Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such i-Cube Stock Option (as modified by the terms of an agreement (referred to in Section 3.01(k) of the i-Cube Disclosure Schedule) in effect on the date hereof between i-Cube and the holder of such i-Cube Stock Option as disclosed to Razorfish prior to the date hereof), the same number of shares of Razorfish Common Stock (rounded down to the nearest whole share) as the holder of such i-Cube Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such i-Cube Stock Option in full immediately prior to the Effective Time, at a price per share of Razorfish Common Stock (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of i-Cube Common Stock otherwise purchasable pursuant to such i-Cube Stock Option divided by (B) the aggregate number of shares of Razorfish Common Stock deemed purchasable pursuant to such i-Cube Stock Option (each, as so adjusted, an "Adjusted Option"); and

           (ii) make such other changes to the i-Cube Stock Plans as i-Cube and Razorfish may agree are appropriate to give effect to the Merger, including as provided in Section 5.07.

          (b) As soon as practicable after the Effective Time, Razorfish shall deliver to the holders of i-Cube Stock Options appropriate notices setting forth such holders' rights pursuant to the respective i-Cube Stock Plans and the agreements evidencing the grants of such i-Cube Stock Options and that such i-Cube Stock Options and agreements shall be assumed by Razorfish and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

          (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Razorfish, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related i-Cube Stock Plan.

          (d) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the i-Cube Stock Options or any agreement (referred to in Section 3.01(j) of the i-Cube Disclosure Schedule) in effect on the date hereof between i-Cube and a holder of i-Cube Stock Options (as disclosed to Razorfish prior to the date hereof), all restrictions or limitations on transfer and vesting with respect to i-Cube Stock Options awarded under the i-Cube Stock Plans or any other plan, program or arrangement of i-Cube or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Razorfish as set forth above.

     SECTION 5.07. i-Cube Stock Plans. At the Effective Time, by virtue of the Merger, the i-Cube Stock Plans shall be assumed by Razorfish, with the result that all obligations of i-Cube under the i-Cube Stock Plans, including with respect to awards outstanding at the Effective Time under each i-Cube Stock Plan, shall be obligations of Razorfish following the Effective Time. Prior to the Effective Time, Razorfish shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the Nasdaq, obtaining the approval of its stockholders at the next regularly scheduled annual meeting of Razorfish following the Effective Time) for the assumption of the i-Cube Stock Plans, including the reservation, issuance and listing of Razorfish Common Stock in a number at least equal to the number of shares of Razorfish Common Stock that will be subject to Adjusted Options. As soon as practicable following the Effective Time, Razorfish shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Razorfish Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as Adjusted Options or any unsettled awards granted under the i-Cube Stock Plans after the Effective Time remain outstanding.

     SECTION 5.08. Employee Benefit Plans; Existing Agreements. (a) On a date that shall be no later than the first anniversary of the Effective Time (the "Benefits Date"), Razorfish shall provide, or cause to be provided, employee benefit plans, programs and arrangements to employees of i-Cube that are no less favorable in the aggregate than those made generally available to non-represented employees of Razorfish who are hired by Razorfish after December 31, 1998. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of i-Cube) (the

"Continuation Period"), Razorfish shall provide, or cause to be provided, the employee benefit plans, programs and arrangements of i-Cube provided to employees of i-Cube as of the date hereof; provided that during the Continuation Period, employees of i-Cube shall be eligible for grants of stock options under Razorfish's stock option plans to the same extent as similarly situated employees of Razorfish.

          (b) With respect to each benefit plan, program practice, policy or arrangement maintained by Razorfish in which employees of i-Cube subsequently participate (the "Razorfish Plans"), for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with i-Cube (or predecessor employers to the extent i-Cube provides past service credit) shall be treated as service with Razorfish; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations.
Each Razorfish Plan shall waive pre-existing condition limitations to the same extent waived under the applicable i-Cube Benefit Plan.

     SECTION 5.09.  Indemnification, Exculpation and Insurance.  (a)
Razorfish agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of i-Cube and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of i-Cube, the existence of which does not constitute a breach of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Razorfish shall cause the Surviving Corporation to honor all such rights.

          (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Razorfish shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.09.

          (c) For six years after the Effective Time, Razorfish shall maintain in effect i-Cube's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by i-Cube's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that Razorfish may substitute therefor policies of Razorfish or its subsidiaries; provided further, that if the existing or substituted directors' and officers' liability insurance expires, is terminated or canceled during such six-year period, Razorfish will obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for a premium not in excess of 150% of the aggregate premiums paid by i-Cube in 1998 on an annualized basis for such purpose and that in no event shall Razorfish be required to pay aggregate premiums for insurance under this Section 5.09(c) in excess of 150% of amount of aggregate premiums paid by i-Cube in 1998 on an annualized basis for such purpose.

          (d) The provisions of this Section 5.09 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     SECTION 5.10. Fees and Expenses. (a) Except as provided in this Section 5.10, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Razorfish and i-Cube shall bear and pay one-half of (1) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (2) the filing fees for the premerger notification and report forms under the HSR Act.

          (b) In the event that (1) a bona fide i-Cube Takeover Proposal shall have been made directly to the stockholders of i-Cube generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make an i-Cube Takeover Proposal and thereafter this Agreement is terminated by either Razorfish or i-Cube pursuant to Section 7.01(b)(i) or (ii) or (2) this Agreement is terminated (x) by i-Cube pursuant to Section 7.01(f) or (y) by Razorfish pursuant to Section 7.01(d), then i-Cube shall promptly, but in no event later than the date of such termination, pay Razorfish a fee equal to $23.5 million (the "i-Cube Termination Fee"), payable by wire transfer of same day funds; provided, however, that no i-Cube Termination Fee shall be payable to Razorfish pursuant to clause (1) of this paragraph (b) or pursuant to a termination by Razorfish pursuant to Section 7.01(d) unless and until within 12 months of such termination i-Cube or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, any i-Cube Takeover Proposal made during the term of this Agreement (for the purposes of the foregoing proviso the term "i-Cube Takeover Proposal" shall have the meaning assigned to such term in Section 4.02 except that the references to "15%" in the definition of "i-Cube Takeover Proposal" in Section 4.02(a) shall be deemed to be references to "50%" and "i-Cube Takeover Proposal" shall only be deemed to refer to a transaction involving i-Cube, or with respect to assets (including the shares of any subsidiary), i-Cube and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), in which event the i-Cube Termination Fee shall be payable upon the first to occur of such events. Notwithstanding the foregoing, if an i-Cube Takeover Proposal shall have been made as described in clause (1) of this paragraph (b) and shall thereafter have been publicly unconditionally withdrawn by the maker thereof prior to the event giving rise to the termination of this Agreement referred to in clause (1) of this paragraph (b), no i-Cube Termination Fee shall be payable by i-Cube to Razorfish unless i-Cube or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, any i-Cube Takeover Proposal with the same maker or any of its affiliates within the period of time set forth in the proviso to the immediately preceding sentence. i-Cube acknowledges that the agreements contained in this Section 5.10(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Razorfish would not enter into this Agreement; accordingly, if i-Cube fails promptly to pay the amount due pursuant to this Section 5.10(b), and, in order to obtain such payment, Razorfish commences a suit which results in a judgment against i-Cube for the fee set forth in this Section 5.10(b), i-Cube shall pay to Razorfish its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

     SECTION 5.11. Public Announcements. Razorfish and i-Cube will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 5.12. Affiliates. As soon as practicable after the date hereof, i-Cube shall deliver to Razorfish a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of i-Cube, "affiliates" of i-Cube for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. i-Cube shall use reasonable efforts to cause each such person to deliver to Razorfish as of the Closing Date, a written agreement substantially in the form attached as Exhibit B hereto.

     SECTION 5.13. Nasdaq Quotation. Razorfish shall use reasonable efforts to cause the Razorfish Common Stock issuable in the Merger to be approved for quotation on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

     SECTION 5.14. Stockholder Litigation. Each of i-Cube and Razorfish shall give the other the opportunity to participate in the defense of any stockholder litigation against i-Cube or Razorfish as applicable and/or its directors relating to the transactions contemplated by this Agreement and the Voting Agreements.

     SECTION 5.15. Tax Treatment. Each of Razorfish and i-Cube shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code, and i-Cube shall obtain the opinion of counsel referred to in Sections 6.03(c).

     SECTION 5.16. Pooling of Interests. Each of i-Cube and Razorfish shall use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger and the Voting Agreement, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and Razorfish's and i-Cube's managements' conclusion that such accounting treatment is appropriate for the Merger to be concurred with by each of i-Cube's and Razorfish's auditors and by the SEC, respectively, and each of i-Cube and Razorfish agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

     SECTION 5.17. Resignation of i-Cube Board of Directors. i-Cube shall obtain written letters of resignation from each of the current members of the i-Cube Board of Directors, in each case effective immediately after the Effective Time.

     SECTION 5.18. Action by i-Cube and Razorfish. Prior to the Effective Time, the Board of Directors of Razorfish and the Board of Directors of i-Cube shall each comply with the provisions of the SEC's no-action letter dated January 12, 1999 addressed to Skadden, Arps, Slate, Meagher and Flom LLP relating to Rule 16b.

     SECTION 5.19. Board of Directors. On the Closing Date, the Board of Directors of Razorfish shall consist of the following nine directors: Jeffrey A. Dachis, Craig M. Kanarick, Per Bystedt, Jonas Svensson, Carter Bales, John Wren, or if Mr. Wren is unable to serve, another executive officer of Omnicom Group, Inc. reasonably acceptable to the CEO of Razorfish, Michael Pehl, Larry Begley and one outside director designated by i-Cube.

     SECTION 5.20.  Chief Financial Officer.   On or prior to the Closing
Date, Larry Begley shall be appointed Executive Vice President, Finance and Chief Financial Officer of Razorfish.

     SECTION 5.21. i-Cube Employee Bonuses. In the event that the Closing Date occurs prior to December 31, 1999, i-Cube employee eligible to receive a bonus for the 1999 calendar year pursuant to the terms and conditions of the i-Cube bonus plan in effect immediately prior to the Closing Date (the "i-Cube Bonus Plan") shall be eligible to receive such bonus pursuant to the i-Cube Bonus Plan as administered by the Chief Executive Officer of Razorfish in consultation with the Chief Executive Officer of i-Cube. i-Cube shall make all revisions to the i-Cube Bonus Plan necessary to give effect to the foregoing.

                                  ARTICLE VI

                             Conditions Precedent

     SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approvals. Each of the i-Cube Stockholder Approval and the Razorfish Stockholder Approval shall have been obtained.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a material adverse effect on i-Cube or Razorfish, as applicable; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (d) Form S-4. The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Joint Proxy Statement by each of i-Cube and Razorfish to their respective stockholders and shall not be the subject of any threatened or initiated stop order or proceedings seeking a stop order.

          (e) Nasdaq Quotation. The shares of Razorfish Common Stock issuable to i-Cube's stockholders as contemplated by this Agreement shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

          (f) Pooling Letters. Each of Razorfish and i-Cube shall have received letters, dated as of the Closing Date, in each case addressed to Razorfish and i-Cube, from Arthur Andersen LLP and PriceWaterhouseCoopers LLP stating in substance that pooling of interests accounting is appropriate for the Merger under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

          (g) Government Approvals. All necessary government approvals shall have been obtained.

          (h) No Injunction. No injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would prohibit or restrict the consummation of the Merger as contemplated hereby, or shall be pending before any court, arbitrator or governmental agency, body or official.

     SECTION 6.02. Conditions to Obligations of Razorfish and Sub. The obligation of Razorfish and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of i-Cube set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on i-Cube.

          (b) Performance of Obligations of i-Cube. i-Cube shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to i-Cube.

          (d) The i-Cube Voting Agreement. The i-Cube Voting Agreements shall have been observed and shall continue to be in full force and effect in accordance with their terms.

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

          (e) Resignation of i-Cube Board of Directors. i-Cube shall have received written letters of resignation from each of the current members of the i-Cube Board of Directors, in each case effective immediately after the Effective Time.

     SECTION 6.03. Conditions to Obligations of i-Cube. The obligation of i-Cube to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Razorfish and Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on Razorfish.

          (b) Performance of Obligations of Razorfish and Sub. Razorfish and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) Tax Opinion. i-Cube shall have received from Hale and Dorr LLP, counsel to i-Cube, on the date which the Form S-4 is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and stating that the Merger will qualify for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned up the receipt by such tax counsel of customary representation letters from i-Cube, Razorfish and Sub in form and substance reasonably satisfactory to such tax counsel.

          (d) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Razorfish.

          (e) The Razorfish Voting Agreement. The Razorfish Voting Agreements shall have been observed and shall continue to be in full force and effect in accordance with their terms.

     SECTION 6.04.  Frustration of Closing Conditions.  Neither Razorfish,
Sub nor i-Cube may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.05.

                                  ARTICLE VII

                       Termination, Amendment and Waiver

     SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the i-Cube Stockholder Approval or the Razorfish Stockholder Approval:

          (a)    by mutual written consent of Razorfish, Sub and i-Cube;

          (b)    by either Razorfish or i-Cube:

               (i) if the Merger shall not have been consummated by January 31, 2000; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

               (ii) if the i-Cube Stockholder Approval shall not have been obtained at an i-Cube Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof;

               (iii) if the Razorfish Stockholder Approval shall not have been obtained at a Razorfish Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof;

               (iv)   if any Restraint having any of the effects set forth in
     Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iv) shall have used reasonable efforts to prevent the entry of and to remove such Restraint;

          (c) by Razorfish, if i-Cube shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
(A) would give rise to the failure of a condition set forth in Section 6.02 (a) or (b), and (B) is incapable of being cured by i-Cube within 30 calendar days;

          (d) by Razorfish, if i-Cube or any of its directors or officers shall participate in discussions or negotiations in breach (other than an immaterial breach) of Section 4.02;

          (e) by i-Cube, if Razorfish shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
(A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and (B) is incapable of being cured by Razorfish within thirty calendar days; or

          (f) by i-Cube in accordance with Section 4.02(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, i-Cube shall have complied with all provisions of Section 4.02, including the notice provisions therein, and with applicable requirements, including the payment of the i-Cube Termination Fee, of Section 5.10.

     SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either i-Cube or Razorfish as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Razorfish or i-Cube, other than the provisions of
Section 3.01(p), Section 3.02(o), the last sentence of Section 5.04,

Section 5.10, this Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the i-Cube Stockholder Approval or the Razorfish Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of i-Cube or the approval of the stockholders of Razorfish without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.04.  Extension; Waiver.  At any time prior to the Effective
Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 7.05.  Procedure for Termination, Amendment, Extension or
Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of Razorfish or i-Cube, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                 ARTICLE VIII

                              General Provisions

     SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)    if to Razorfish or Sub, to

               107 Grand Street, 3rd Floor
               New York, NY  10013

               Telephone No.:  (212) 966-5960
               Telecopy No.:  (212) 966-6915

               Attention:  Michael S. Simon, Esq.



               with a copy to:


               Morrison & Foerster, LLP
               1290 Avenue of the Americas
               New York, NY 10104

               Telephone No.: (212) 468-8000
               Telecopy No.:  (212) 468-7900

               Attention:  Mark L. Mandel, Esq.

          (b)  if to i-Cube, to

               101 Main Street
               Cambridge, MA  02142

               Telephone No.:  (617) 250-2500
               Telecopy No.:  (617) 225-2471

               Attention:  David Samuels, Esq.


               with a copy to:


               Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts  02109

               Telephone No.:  (617) 526-6000
               Telecopy No.:  (617) 526-5000

               Attention:  Peter B. Tarr, Esq.
                           Jeffrey A. Stein, Esq.

     SECTION 8.03.  Definitions.  For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

          (b) "material adverse change" or "material adverse effect" means, when used in connection with i-Cube or Razorfish, any change, effect, event, occurrence or state of facts that is, or is reasonably likely to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole; provided, however, the following are deemed not to constitute either a material adverse change or material adverse effect, either alone or in combination: (i) a change in the market price or trading volume of either Razorfish Common Stock or i-Cube Common Stock; (ii) conditions affecting the information technology services or digital communications industries; (iii) conditions affecting the U.S. economy, as a whole; (iv) any effect arising primarily out of or resulting primarily from actions contemplated by the parties in connection with the Agreement or which is primarily attributable to the announcement of the Agreement and the transactions contemplated thereby (to the extent so attributable); and (v) actions or events permitted under the Agreement;

          (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

          (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

          (e) "knowledge" of any person which is not an individual means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter, in each case obtained in the conduct of their duties after due inquiry; and

          (f) "business day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York.

     SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

          SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries.
This Agreement (including the documents and instruments referred to herein), the i-Cube Voting Agreement, the Razorfish Voting Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06, Section 5.08, and Section 5.09, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

          SECTION 8.10. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          WITNESS WHEREOF, Razorfish, Sub and i-Cube have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        RAZORFISH, INC.

                                        by  ____________________________________
                                            Name:
                                            Title:


                                        RAY MERGER SUB, INC.

                                        By  ____________________________________
                                            Name:
                                            Title:

                                        INTERNATIONAL INTEGRATION INCORPORATED

                                        by  ____________________________________
                                            Name:
                                            Title:

                            Index of Defined Terms

Term                                        Page
Adjusted Option.......................        37
affiliate.............................        48
Agreement.............................         1
Benefits Date.........................        38
business day..........................        49
Certificate of Merger.................         2
Certificates..........................         3
Closing...............................         2
Closing Date..........................         2
Code..................................         1
Common Shares Trust...................         5
Confidentiality Agreement.............        35
Continuation Period...................        38
control...............................        48
DGCL..................................         1
Effective Time........................         1
ERISA.................................        12
Exchange Act..........................         9
Exchange Agent........................         3
Exchange Fund.........................         3
Exchange Ratio........................         3
Form S-4..............................        10
Governmental Entity...................         9
HSR Act...............................        15
i-Cube................................         1
i-Cube Acquisition Agreement..........        31
i-Cube Applicable Period                      35
i-Cube Authorized Preferred Stock.....         7
i-Cube Benefit Plans..................        12
i-Cube Common Stock...................         1
i-Cube Disclosure Schedule............         6
i-Cube Filed SEC Documents............        10
i-Cube Permits........................        11
i-Cube SEC Documents..................         9
i-Cube Stock Options..................         7
i-Cube Stock Plans....................         7
i-Cube Stockholder Approval...........        14
i-Cube Stockholders Meeting...........        34
i-Cube Superior Proposal..............        31
i-Cube Takeover Proposal                      29
i-Cube Termination Fee................        40
i-Cube Voting Agreement...............         1
Intellectual Property Rights..........        15
Joint Proxy Statement.................         9
knowledge.............................        48
Liens.................................         7
material adverse change...............        48
material adverse effect...............        48
Merger................................         1
Merger Consideration..................         1
Nasdaq................................         3
Parachute Gross-Up Payment............        13
person................................        48
Razorfish.............................         1
Razorfish Acquisition Agreement.......        33
Razorfish Applicable Period...........        32
Razorfish Authorized Preferred Stock..        17
Razorfish Common Stock................         3
Razorfish Disclosure Schedule.........        16
Razorfish Filed SEC Documents.........        19
Razorfish Permits.....................        20
Razorfish Plans.......................        38
Razorfish SEC Documents...............        19
Razorfish Stock Plans.................        17
Razorfish Voting Agreement............         1
Restraints............................        43
SARs..................................         7
SEC...................................         7
Section 4.02 Notice...................        31
Securities Act........................         9
Sub...................................         1
subsidiary............................        48
Surviving Corporation.................         1
taxes.................................        14